UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2005 (the “Effective Date”), Venture Catalyst Incorporated (“VCAT”), entered into a Business Advisory Agreement (the “Advisory Agreement”) with the Buena Vista Rancheria of Me-Wuk Indians (the “Buena Vista Tribe”). Under the terms of the Advisory Agreement, VCAT will provide business advisory services to the Buena Vista Tribe in connection with the Buena Vista Tribe’s establishment and operation of a gaming operation on its reservation located near Ione, in Northern California. Under the Advisory Agreement, the Buena Vista Tribe will pay VCAT a monthly flat fee of (a) $50,000 per month from the Effective Date until groundbreaking on the Tribe’s casino; (b) $100,000 per month from groundbreaking until six months prior to the planned opening of the casino; and (c) $250,000 per month from six months prior to the planned opening of the casino until six months after the opening of the casino. The Advisory Agreement shall commence on the Effective Date and will end on the six (6) month anniversary of the opening of the Buena Vista Tribe’s casino; provided, said term may be extended upon the mutual written agreement of the parties, but in no event will the term of the Advisory Agreement exceed six (6) years and eleven (11) months. The Buena Vista Tribe may terminate the Advisory Agreement at any time by providing VCAT with sixty (60) days written notice. The Advisory Agreement is subject to review by the National Indian Gaming Commission and possibly the Bureau of Indian Affairs.

The above description of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Business Advisory Agreement dated January 31, 2005 by and between the Buena Vista Rancheria of Me-Wuk Indians and Venture Catalyst Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	VENTURE CATALYST INCORPORATED

	By:	/S/ Kevin McIntosh
Kevin McIntosh
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Business Advisory Agreement dated January 31, 2005 by and between the Buena Vista Rancheria of Me-Wuk Indians and Venture Catalyst Incorporated.